Exhibit 10.3

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”) is entered into effective as of December 1, 2003 (the “Effective Date”) by and between Ocean Resources, Inc., a Delaware Corporation (“Ocean”), and Worldwide Blue Ocean Technologies, L.L.C., a Texas limited liability company (“WBOT”).

RECITALS

WHEREAS, Ocean desires to contribute $1000.00 to WBOT, in exchange for a 100% ownership interest in WBOT (the “WBOT Interest”);

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.                                       Contribution by, and Issuance to, Ocean.

(a)          Subject to the terms and conditions of this Agreement, Ocean hereby contributes to WBOT, and WBOT hereby receives and accepts from Ocean, $1000.00 (the “Ocean Contribution”).

(b)         In exchange for the Ocean Contribution, and subject to the terms and conditions of this Agreement, WBOT hereby issues the WBOT Interest to Ocean.

2.                                       Representations and Warranties of Ocean.

(a)          Ocean is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

(b)         Ocean has all requisite power and authority to execute this Agreement and the other documents contemplated by this Agreement, and to consummate the transactions contemplated hereby and thereby.

(c)          The execution and delivery of this Agreement by Ocean do not, and the consummation by Ocean of the transactions contemplated hereby will not:  (i) violate any law, rule, regulation, ordinance or order, (ii) conflict with any provision of the articles of organization or regulations of Ocean, (iii) result in a default under, give rise to a right of termination, cancellation or loss of a benefit under, or breach any prohibition or restriction on transfer contained in any agreement to which Ocean is a party or to which any of its properties is subject, or (iv) require the consent, approval, order or authorization of, or the registration, declaration or filing with (A) any court, governmental or administrative agency, commission, authority, board, bureau or instrumentality, whether federal, state or local, or (B) any individual, corporation, partnership, joint venture, trust, business association or other entity.

(d)         The representations and warranties furnished by Ocean to WBOT in connection with the transactions contemplated by this Agreement do not contain any untrue statement of material fact and do not omit any material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

3.                                       Indemnification.  Ocean does hereby agree to defend and to indemnify WBOT and their respective officers, managers, directors, employees, members, stockholders, agents and representatives against, and to hold them harmless from, any loss, liability, claim, damage or other expense (including reasonable legal fees and expenses), as incurred, relating to, arising out of or in connection with any inaccuracy of any representation or warranty of WBOT contained in this Agreement or any document delivered in connection herewith.

4.                                       Survival.  The covenants and agreements contained in this Agreement (including the rights to indemnification provided herein) and in any document delivered in connection herewith shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.  All representations and warranties set forth in this Agreement or in any Schedule or document furnished pursuant hereto shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.

5.                                       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

6.                                       Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding the conflicts of law or choice of law provisions thereof.

8.                                       Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

9.                                       Entire Agreement; Amendment.  Each of the parties represents that no promise or agreement which is not expressed in this Agreement, has been made to such party in executing this Agreement, and none of the parties is relying upon any statement or representation not contained in this Agreement.  This Agreement constitutes the entire understanding among the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties.  This Agreement may be amended only by a written instrument duly signed by each of the parties hereto.

10.                                 Further Assurances.  Each party hereto agrees to execute and deliver any and all documents, and to perform such other acts, as may be reasonably necessary or expedient to further the purposes of this Agreement or any document delivered in connection herewith or to further assure the benefits intended to be conferred hereby or thereby.

IN WITNESS WHEREOF, Ocean and WBOT have caused this Agreement to be signed by their respective duly authorized parties, all as of the date first written above.

Ocean Resources, Inc.

By:	/s/ Dennis McLaughlin
Name:
Title:	/s/ President

Worldwide Blue Ocean Technologies, L.L.C.

By:	/s/ Marcus Taber Wetz
Name:
Title:	/s/ Secretary